Exhibit 99.5

May 13, 2003

To All Schering-Plough People Worldwide

Dear Colleagues:

You will recall from my recent communications that I have said we must reinvent our company and embrace positive change in order to succeed.

Over the past two weeks, I have been listening intently to messages and feedback from hundreds of colleagues around the world. I have obtained structured feedback from approximately 100 of our senior managers. I have also received input from many of our other stakeholders, including our shareowners and customers.

Based on this input, I have concluded that we must implement change at a faster pace than I would in a less challenging situation.

As I stated at our Global Town Hall Meeting on April 23, we have two immediate priorities:

1. Manage the legal, quality and compliance issues facing our company.

2. Start working on a long-term Action Agenda to stop the sales and earnings declines and get us growing again.

Today, we are kicking off our Action Agenda. It can be summarized as New Thinking, New Urgency and New Capabilities. We begin today with the announcement of Early Action Steps to begin to stabilize and then repair our company.

These Early Action Steps consist of strategy, structure, people and process changes. The Action Steps are described in Attachment A, which follows. They are also the subject of press releases that were issued today. You can find the releases on S-PeWorld and other intranet sites and electronic bulletin boards. Hard copies are available from your Human Resources department.

Additionally, our company will now embark on a Value Enhancement Initiative (VEI).

You heard at the Global Town Hall Meeting about my commitment to a vigorous "Return on Investment" attitude. We are launching VEI at this time because we must move swiftly and effectively to improve our sales and earnings performance, both of which have declined dramatically versus the prior year. VEI will also further embed cost-conscious behavior across the company for the long term.

VEI will work to contain or reduce overhead costs while freeing up resources for customer-facing activities. As part of this initiative, new business controls will be installed to monitor discretionary spending and to dramatically reduce our hiring during this critical time.

We will exempt from these new business controls the hiring of people and the allocation of capital in quality, safety, compliance, the field force, technical services and direct production. Managers in these exempted areas will be required to pre-clear all headcount increases beyond their pre-agreed headcounts.

Now, let me share some comments about the Early Action Steps that are described in more detail in the attachment.

- Our organizational strategy overall is to move from what could be described as a

"holding company" with "decentralized" business units into a unified global pharmaceutical company. Once this strategy is fully implemented, we will benefit from improved shared accountability and transparency, and increasing excellence in execution. These improvements will allow us to reach the performance level of our bigger competitors and, ultimately, to exceed their level.

- This change process will also help us become stronger at talent management. Our goal is to create an environment in which our people learn and develop so that they can become the best at what they do, compared to their best competitors.

- We are making important upgrades in our structure and making important initial decisions on people to begin building a strong global competitor. One major action in these areas is to consolidate our core prescription pharmaceuticals business into a single global operation, reporting to a single member of top management. Other important early actions on structure and people are described in the attachment.

- We are introducing processes that will help us improve cross-functional teamwork and break down artificial boundaries and silos. Our goal is eventually to achieve industry-leading levels of innovation, speed and flexibility.

Attachment A provides a more detailed announcement on these Early Action Steps.

Attachment B provides responses to some Frequently Asked Questions (FAQs).

After only 17 working days on the job, I am convinced - more than ever - that we can stabilize our company, repair it and then launch a turnaround. This is because I have seen among all of you the will to win.

I ask your full engagement in implementing these Early Action Steps - and your engagement in future steps we will take to reinvent our company.

Together, we can do it!

Sincerely,

Fred Hassan

Chairman and CEO

Attachment A

Strategy, Structure and Processes

A. Strategy

We are moving from what many might describe as a "holding" company with "decentralized" business units to a unified global pharmaceutical company. While the Rx business will be our core business, consumer health care and animal health care are important associated businesses that will benefit from the basic business and science linkages with the core Rx business.

We are also setting the foundations for a top-tier, cohesive management team. All team members will not only be accountable for results in their own areas, but also they will be expected to behave in a manner that will clearly show their concern for succeeding together as an aligned team. In other words, they will be expected to demonstrate shared accountability, collaborative behaviors and to lead by example. A key focus will be building transparency and keeping lines of communication as short and clear as possible.

B. Structure and People

1. The SPOC committee is being decommissioned. Instead, three Management Teams, each with its own mission, will be formed. The processes and signing authorities relating to top managers who constituted SPOC membership will continue on an interim basis.

The three Management Teams are:

The EMT (Executive Management Team). The EMT is where we shall be assembling our first-rate "Team at the Top." The EMT will drive the long-term transformation of our company. The EMT members' primary mission will be to work together to lead in the execution of our action agenda. They will also be held accountable for results in their own assigned functional or business units. Membership in this team will evolve. The EMT will meet every two weeks and will also oversee the Performance Working Group (PWG) that will be constituted to minimize earnings surprises. The initial EMT and PWG members are identified below.

The OMT (Operations Management Team). The OMT will allow better team building and transparency at the level of divisions and key functions. Membership of the team will be announced in Q3. This group of about 20 to 30 key executives will meet once a quarter with the top management team to discuss quarterly performance and key issues and policies.

The GLT (Global Leadership Team). The GLT will ensure a tight execution and a strong feedback link from senior managers around the world and the top team. The GLT, which will include key country managers, as well as other key global executives driving the company's earnings per share (EPS) growth performance, will be announced in Q3 and meet approximately once per year. It will consist of between 200 and 300 members.

All the above actions will help the company execute cohesively and help break down silos.

2. We are creating an integrated Global Pharmaceutical Business (GPB). This new organization consolidates the former separate U.S. and International Rx businesses.

While no immediate change will occur in the reporting relationship of the country managers, there will be internal mergers of various functions to ensure functional excellence, transparency and good business practice transferability. The new GPB will build a close and cohesive relationship with R&D (especially the "D"), the global supply chain, GSO (Global Specialty Operations) and other global functions. A regional structure will ultimately be developed as we move away from the "Domestic"/"International" split and create a global operation.

Carrie Cox is appointed as the new executive vice president and president, GPB,

effective May 15. Reporting to her will be Tom Lauda and Rich Zahn.

3. Consumer Health Care (CHC) becomes a separate business unit that ultimately will become global in scope. This unit will have its own management that understands and focuses on the CHC business. Support services will be shared with GPB to avoid building a parallel bureaucracy. Close cooperation between CHC and GPB will be mandated to maximize the total value of the CLARITIN/CLARINEX franchise.

4. CHC and Animal Health Care (AHC) will be overseen by a group head who will also sit on the EMT in order to give these non-Rx businesses a voice in the top management team. This new group will be called Global Specialty Operations (GSO). Raul Kohan will take on the responsibility of Group Head of GSO, while also continuing as President of Animal Health. He will report to Hassan. Jim Mackey, head of CHC, will report to Raul in this group capacity.

5. In order to ensure that Licensing becomes a major contributor to our growth, Licensing activities will be consolidated under a new global unit headed by Dave Poorvin. Dave will report directly to the CEO.

6. Corporate Finance, Corporate HR and Corporate Law will henceforth be known as Global Finance, Global HR and Global Law. For example, Jack Wyszomierski, our chief financial officer (CFO), will be held accountable for developing a global cadre of superior financial talent that will still be accountable for properly servicing the internal customers to whom they are assigned - but who will also be expected to relate on a professional development level to our global cadre of financial managers. This broader expectation will also apply to our global HR and Law colleagues. The internal customers in the Business Units should continue to expect the same high level of support from these functions even though the reporting relationships will be realigned.

Ultimately we will see people in the global support functions reporting on a solid line within their global function, and on a dotted line to their internal customers.

7. It is our intent to globalize our Worldwide Supply Chain. However, we do not want to adversely impact, in any way, the company's present commitment to the cGMP Work Plan. Therefore, this globalization will begin to occur only once it has been determined that we are well on the way to fulfilling our obligations to the FDA.

8. Our Quality Operations and Auditing functions will operate on a global basis to reflect the company's continued commitment in this area.

9. We also plan to fully globalize our R&D. This will include improving global interaction with our R&D in Japan. You will hear more about R&D plans in coming months. No reporting relationships will change in the immediate future.

10. Administrative services are also expected to be run as a global network in due course. As an initial step, administrative services for our New Jersey facilities will report to the new Global HR department.

11. Executive Management Team (EMT) Members

Chair: Fred Hassan, Chairman and CEO
Joe Connors, EVP and General Counsel
Carrie Cox, EVP and President, Global Pharmaceutical Business
Raul Kohan, Group head, GSO, and head of Animal Health
Cecil Pickett, VP and President of SPRI
John Ryan, SVP, Human Resources
Jack Wyszomierski, EVP and CFO

Steve Chellevold, Senior Vice President, Technical Operations, and Rick Bowles, Senior Vice President, Worldwide Quality Operations, will be functional advisers to the EMT.

Performance Working Group (PWG) Members
Chair: Tom Kelly, VP & Controller
Ralph Cabezas, VP Finance, Animal Health
Gene Desimone, SVP, Planning and Administration

Alberto Elli, VP Finance, International
Warren Fiori, VP Finance, Research

Tony Genito, VP Finance, Technical Operations and Quality

C. Processes

1. The EMT will function as the steering committee for the corporation for our overall Action Agenda and for the globalization actions we are implementing from today. These initiatives will be reviewed at every EMT meeting. The global function heads are expected to support the implementation of these actions worldwide across our organization and to drive these initiatives within their own functional areas.

2. People selection decisions in support units will be made jointly by the Global Function head and the Business Unit head who utilizes that support. In Finance, for example, the candidate for a country operation will be proposed by the CFO and, if the local country head does not accept the candidate, then the CFO will propose another candidate. This is a better practice than the country manager appointing his or her own finance head.

Additionally, Performance planning, evaluation and compensation decisions on people in global support units will also be made jointly by the Business Unit head and the Global Function Unit head.

3. All incentive plans will require the approval of Global Finance and Global HR to eliminate any perception of conflict of interest.

4. The incentive plans for 2004 will be updated to reflect the company's emphasis on performance as well as how the performance is achieved (behaviors). The performance parameters and their weights will also be fine-tuned to reflect the new priorities. The present performance evaluation form will be revised to reflect the new performance and behavior priorities. Further details on the implementation of these changes will be announced.

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Attachment B

Frequently Asked Questions (FAQ's)

Q. Schering-Plough has been successful in the past. Why do we need to change?

A. Even the most successful companies need to reinvent themselves or they eventually stagnate and decline. We must also reinvent ourselves to become a tough and nimble global competitor. By a process of planned and deliberate change, we will ultimately get out of the present downward performance into the upward performance of increasing sales, increasing investments that lead to more sales.

Q. What is "downward performance"?

A. A downward performance involves sales declines, leading to cost cuts, which lead to more sales declines. Through New Thinking, New Capabilities and New Urgency, we plan to reverse this and take more control of our destiny.

Q. Why move so fast?

A. I have already interacted with many stakeholders, including shareowners, customers, and also our own people. It is clear that shareowners are disturbed by the rapid decline in sales and earnings. And others, including our people, believe there must be rapid change. All these stakeholders expect SGP to take bold, decisive actions within our long-term Action Agenda framework.

Q. Why do we need a superior top management team when we are a midsize company?

A. When one is midsize, one has to be better than a first tier company that rests on its reputation and advantages of size. Otherwise, the larger competitor will out-muscle the smaller competitor. That's why we need new thinking, new capabilities and new urgency as we gear up to regain the ground we have been losing.

Q. You seem to be hiring some people who have worked for you in the past. Are you sure we are benchmarking against the best talent?

A. Benchmarking is something close to my heart - and a word I would like to hear more in our company as we go forward. I take pride in the fact that I got my jobs at Wyeth, Pharmacia & Upjohn and Schering-Plough after full benchmarking tests. People who have worked for me in the past often have proven their talent (including the present CEO's of Novartis and Wyeth). So yes, I will continue to benchmark and, yes, some people will come from ex-Pharmacia since many on that team went through the benchmarking test when they were selected to lead the turnaround there. In ex-Pharmacia, only two out of eight people in top management had previously worked for me, the rest came from heritage Pharmacia companies and from other "big Pharmas." At Schering-Plough we can also expect some changes.

Q. Will the stronger global functions lead to a loss of direct control among the country managers?

A. On the contrary, country managers should be able to gain more power because they will be able to access the global power of people pulling together in the same direction. We encourage boundary-less thinking and a global attitude - while at the same time, we still expect country managers to know their local market and to deliver the necessary sales growth, profit contribution growth and new product introductions in their own assigned geographies. The country managers will now have a better opportunity to participate in the transfer of best practices on a global basis.

Q. If the finance or HR persons are no longer solely reporting to the Business Units they serve, how can the Business Unit heads be held accountable?

A. For the same reason that Business Unit heads are accountable even though they may not be directly supervising other global functions (such as Research) on which they rely. Our concept of Shared Accountability envisages developing a cadre of managers who are comfortable working in a large, complex and sophisticated organization, where power is usually gained through competence, persuasion and influence instead of the traditional command and control behaviors.

Q. If you are emphasizing "D" in R&D, does that mean scientific excellence will suffer?

A. No. We are a science-based company and want to become the best in scientific knowledge in the areas we compete in. By emphasizing the teamwork between the commercial and the "D" part of R&D, we want to develop the most effective product flow engine in the industry.

Q. By emphasizing Licensing, are you saying you don't have faith in our own R&D?

A. Absolutely not. R&D will continue to be very important to our success. R&D's overall success will be based on the quality and quantity of the company's product flow, not whether or not the product came out of our own labs. What is very important is that we have a mindset that we will build strong product flow of important, innovative new medicines that builds on the best of our in-house innovation and the best from other people's labs.

Q. Will there be job cuts?

A. Our goal is to further control hiring as the primary means of managing our headcount. However, if we find that we have serious imbalances in our people resources versus our priorities, we will have to consider further actions. I should underscore that my goal for our company is growth, not shrinkage.

Q. A focus on costs got our company into our current troubles with regulators. What is different now?

A. First of all, we are not focused on mindless cost cuts - we are really focused on growth. Cost management is one very important tool. Second, we are absolutely committed to business integrity and to investing properly in quality, safety and compliance. I would add that investment in these areas is important, but even more important is having a business integrity mindset at the top of the company and seeing it embedded throughout the company. That is my commitment.

Q. When do you think we will reach competitive parity and start to grow again?

A. We have some big challenges but I know we can get there. Each company is different in a turn-around situation. By implementing our Action Agenda and by staying the course, we will know when we are beginning to get there. I am confident our people will start making it happen.

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